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                                                                     EXHIBIT 5



            [FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN LETTERHEAD]




                               September 19, 1997


MRV Communications, Inc.
8943 Fullbright Avenue
Chatsworth, California 91311


        Re:   MRV Communications, Inc.
              Registration Statement on Form S-3 (Filed Pursuant to Rule 462/b) SEC File No. 333-30035


Ladies and Gentlemen:

We have acted as counsel to MRV Communications, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of the Registration Statement on Form S-3 registering 402,500 additional shares of Common Stock, $0.0034 par value (the "Additional Shares") of the Company for an offering pursuant to 462(b) under the Securities Act of 1933. The terms and conditions of the offering are described in the Registration on Form S-3 (Registration No. 333-30035) filed by the Company with the Securities and Exchange Commission on June 25, 1997, as amended, which is incorporated by reference in the Registration Statement on Form S-3 filed by the Company on September 19, 1997 relating to the Additional Shares (the "Registration Statement").

For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that subject to the timely receipt by the Commission of
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[FRESHMAN, MARANTZ, ORLANSKI,
      COOPER & KLEIN]


MRV Communications, Inc.
September 19, 1997
Page 2


the required filing fee due upon filing of the Registration Statement, upon the sale and issuance of the Additional Shares in the manner referred to in the Prospectus incorporated into the Registration Statement or filed pursuant to Rule 430(a) under the Securities Act and in accordance with the terms of the Underwriting Agreement, and upon payment therefor, the Additional Shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the captioned "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                        Very truly yours,


                                        /s/ Freshman, Marantz, Orlanski,
                                              Cooper & Klein

                                        FRESHMAN, MARANTZ, ORLANSKI,
                                          COOPER & KLEIN